Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Madison Hotel Group

Combined Financial Statements

Audited Financial Statements for the Years Ended December 31, 2020 and 2019
Report of Independent Registered Accounting Firm	F-2
Combined Balance Sheets	F-3
Combined Statements of Operations	F-4
Combined Statements of Members’ Deficit	F-5
Combined Statements of Cash Flows	F-6
Notes to Combined Financial Statements	F-7

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members
of Madison Hotel Group

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Madison Hotel Group (the Company) as of December 31, 2020 and 2019, and the related combined statements of operations, members’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the combined financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the combined financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2022.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

March 9, 2022

F-2

MADISON HOTEL GROUP

 COMBINED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$496,915	$1,205,035
Restricted cash	5,259,818	9,087,324
Accounts receivable	238,814	166,960
Prepaid expenses and other assets	2,979,745	2,967,947
Real estate asset, net	25,287,490	26,577,999
Total assets	$34,262,782	$40,005,265
Liabilities and members’ deficit
Accounts payable	$162,077	$316,763
Accrued expenses and other liabilities	1,280,243	1,500,866
Notes payable	44,229,280	45,292,438
Due to affiliates	129,321	226,891
Total liabilities	45,800,921	47,336,958
Members’ deficit	(11,538,139)	(7,331,693)
Total liabilities and members’ deficit	$34,262,782	$40,005,265

Please see accompanying Notes to the Combined Financial Statements.

F-3

MADISON HOTEL GROUP

 COMBINED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019
Revenue:
Rooms	$7,224,553	$20,002,125
Food and beverage	409,001	1,597,359
Ancillary hotel	272,705	266,277
Total revenue	7,906,259	21,865,761
Operating expenses:
Hotel and restaurants operating expenses	4,494,042	9,138,595
Other operating expenses	3,179,245	5,140,382
Depreciation expense	1,370,547	1,551,221
Total operating expenses	9,043,834	15,830,198
Income (loss) from operations	(1,137,575)	6,035,563
Other income (expense):
Other expense, net	(87,305)	(91,224)
Interest expense	(2,226,339)	(2,271,490)
Total other expense	(2,313,644)	(2,362,714)
Net income (loss)	$(3,451,219)	$3,672,849

Please see accompanying Notes to the Combined Financial Statements.

F-4

MADISON HOTEL GROUP

 COMBINED STATEMENTS OF MEMBERS’ DEFICIT

Members’ Deficit
Members’ deficit at December 31, 2018	$(7,829,542)
Distributions to members	(3,175,000)
Net income	3,672,849
Members’ deficit at December 31, 2019	(7,331,693)
Contributions from members	2,389,772
Distributions to members	(3,144,999)
Net loss	(3,451,219)
Members’ deficit at December 31, 2020	$(11,538,139)

Please see accompanying Notes to the Combined Financial Statements.

F-5

MADISON HOTEL GROUP

 COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net income (loss)	$(3,451,219)	$3,672,849
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation expense	1,370,547	1,551,221
Changes in operating assets and liabilities:
Accounts receivable	(71,854)	277,280
Prepaid expenses and other assets	(11,798)	(1,656)
Accounts payable	(154,686)	43,520
Accrued expenses and other liabilities	(220,623)	(46,773)
Net cash provided by (used in) operating activities	(2,539,633)	5,496,441
Cash flows from investing activities
Additions to real estate asset	(80,038)	-
Disposal of real estate asset	-	132,897
Net cash provided by (used in) investing activities	(80,038)	132,897
Cash flows from financing activities
Repayment of notes payable	(1,063,158)	(1,033,189)
Proceeds from amounts due to affiliate	-	17,269
Repayment of amounts due to affiliate	(97,570)	-
Contributions from members	2,389,772	-
Distributions to members	(3,144,999)	(3,175,000)
Net cash used in financing activities	(1,915,955)	(4,190,920)
Net increase (decrease) in cash, restricted cash and cash equivalents	(4,535,626)	1,438,418
Cash, restricted cash and cash equivalents at beginning of year	10,292,359	8,853,941
Cash, restricted cash and cash equivalents at end of year	$5,756,733	$10,292,359

Supplemental cash flow disclosure
Cash paid for interest	$2,230,466	$2,275,440
Cash paid for income taxes	$-	$-

Please see accompanying Notes to the Combined Financial Statements.

F-6

MADISON HOTEL GROUP

 NOTES TO COMBINED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The financial statements within this report represent the combined results of:

•	Middleton Lodging Investors, LLC, a Wisconsin limited liability company founded in August 2002 and operating a 133-room Hilton Garden Inn located at 1801 Deming Street, Middleton, Wisconsin (the “Hilton Garden Inn Middleton”);

•	Rockford Lodging Investors II, LLC, a Wisconsin limited liability company founded in December 2005 and operating a 135-room Hilton Garden Inn located at 7605 Walton Street, Rockford, Illinois (the “Hilton Garden Inn Rockford”);

•	Mid Discovery Springs SPE Hotel, LLC, a Wisconsin limited liability company founded in January 2014 and operating a 136-room Courtyard by Marriott located at 2266 Deming Street, Middleton, Wisconsin (the “Courtyard Middleton”); and

•	MLI III SPE Hotel, LLC, a Wisconsin limited liability company founded in January 2014 and operating a 122-room Residence Inn by Marriott located at 8400 Market Street, Middleton, Wisconsin (the “Residence Inn Middleton”).

The companies above are together referred to as the “Company” or “Madison Hotel Group.” The Madison Hotel Group was under the common control of the North Central Group, Inc. and was subsequently sold as described in Note 10 – Subsequent Events.

Basis of preparation

The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of consolidation

The combined financial statements include the accounts of the Courtyard Middleton, the Hilton Garden Inn Middleton, the Hilton Garden Inn Rockford, and the Residence Inn Middleton. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash, restricted cash, and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less at date of acquisition to be cash equivalents.

Restricted cash consists of cash held in accounts specifically for future payments of interest and real estate taxes, reserves for replacement of furniture, fixtures and equipment and tenant security deposits for the residential apartment leases.

F-7

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the combined statements of cash flows at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019
Cash and cash equivalents	$496,915	$1,205,035
Restricted cash	5,259,818	9,087,324
Cash, restricted cash, and cash equivalents	$5,756,733	$10,292,359

Accounts receivable

Accounts receivable consist of primarily receivables due from corporate customers as a result of extended group room rentals. The Company also recognizes accounts receivable due from guests for extended stays where payment is not collected until check out. A provision for doubtful accounts is made when collection of receivables is considered doubtful.

Real estate assets, net

Costs associated with the acquisition, development, and construction of the hotel properties were capitalized in accordance with Accounting Standards Codification (“ASC”) 970-360-25, Real Estate Project Costs. Such costs include the acquisition of the land, old building and construction in progress costs, which include items such as land development, construction materials, construction labor and other project costs such as interest, insurance, real estate taxes, and legal fees.

Property and equipment, also included as part of the real estate asset, are recorded at cost, with depreciation being recognized over the assets’ estimated useful life on the straight-line basis as follows:

Years
Building and improvements	39
Land improvements	10-39
Furniture, fixtures, and equipment	7

Expenditures for major improvements and betterments are capitalized and minor repairs and maintenance are charged to expense as incurred.

Income taxes

Each Company is organized as a limited liability company and has elected to be treated as a partnership for federal and state income tax purposes. Accordingly, the members of each Company are taxed on their proportional share of the Company’s taxable income (loss). Therefore, no provision for federal and state corporate income taxes has been included in these combined financial statements.

The Company recognizes the tax benefits from uncertain tax positions that the entity has taken or expects to take on a tax return. In the unlikely event an uncertain tax position existed in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by a taxing authority. Reserves for uncertain tax positions would then be recorded if the Company determined it is probable position would not be sustained upon examination.

As of December 31, 2020, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authority. It is the Company’s policy to accrue any interest and penalties associated with its tax obligations when paid. There were no income tax related interest or penalties for the years ended December 31, 2020 or 2019.

F-8

Revenue recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer,

•	Step 2: Identify the performance obligations in the contract,

•	Step 3: Determine the transaction price,

•	Step 4: Allocate the transaction price to the performance obligations in the contract, and

•	Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company generates revenues from the real estate assets. The primary sources of revenue include room and food and beverage revenue from the Company’s hotels.

Rooms revenue represents revenue from the occupancy of our hotel rooms, which is driven by the occupancy and average daily rate charged. Rooms revenue includes revenue from guest no-shows, daily use, and early/late departure fees. The contracts for room stays with customers are generally short in duration and revenues are recognized as services are provided over the course of the hotel stay at the daily transaction price agreed under the contract.

Food and beverage revenue consists of revenue from the restaurants and lounges, in room dining and mini bars revenue, and banquet/catering revenue from group and social functions. Payment of the transaction price is due immediately when the customer purchases the goods and services. Therefore, revenue is recognized at a point in time when the physical possession has transferred to the customer.

New accounting pronouncement

In March 2020, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2020-4, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“Topic 848”) and in January 2021, the FASB issued 2021-01, Reference Rate Reform (Topic 848), Scope, which further clarified the scope of the reference rate reform optional practical expedients and exceptions outlined in Topic 848. As a result of identified structural risks of interbank offered rates, in particular, the London Interbank Offered Rate (LIBOR), reference rate reform is underway to identify alternative reference rates that are more observable or transaction based. The update provides guidance in accounting for changes in contracts, hedging relationships, and other transactions as a result of this reference rate reform. The optional expedients and exceptions contained within these updates, in general, only apply to contract amendments and modifications entered into prior to January 1, 2023. The provisions of these updates that will most likely affect the Company’s financial reporting process related to modifications of contracts with lenders and the related hedging contracts associated with each respective modified borrowing contract. In general, the provisions of these updates would impact the Company by allowing, among other things, the following:

●	Modifications of debt contracts with lenders that fall under the guidance of ASC Topic 470, Debt, to be accounted for as a non-substantial modification and not be considered a debt extinguishment;

●	Changes to contractual terms of a hedging instrument in conjunction with reference rate reform to not require a designation of the hedging relationship; and

●	Changes to the interest rate used for margining, discounting, or contract price alignment for a derivative that is a cash flow hedge to not be considered a change to the critical terms of the hedge and will not require a designation of the hedging relationship.

The Company has not entered into any contract modifications yet, as it directly relates to reference rate reform.

F-9

2.	LIQUIDITY

The Company incurred a net loss of $3.5 million and had net cash used in operating activities of $2.5 million for the year ended December 31, 2020, compared to net income of $3.7 million and net cash provided by operating activities of $5.5 million for the year ended December 31, 2019. At December 31, 2020, the Company had outstanding borrowings of approximately $44.2 million.

3.	PREPAID EXPENSES AND OTHER ASSETS

Prepaid expenses and other assets as of December 31, 2020 and 2019 were:

	December 31,	December 31,
	2020	2019
Goodwill	$1,150,042	$1,150,042
Prepaid franchise and syndication costs	788,497	788,497
Prepaid loan fees	609,167	609,167
Organizational development costs	289,542	289,542
Deposits	29,040	32,817
Inventories	46,764	53,821
Other prepaid expenses	66,693	44,061
Prepaid expenses and other assets	$2,979,745	$2,967,947

4.	REAL ESTATE ASSET, NET

Real estate asset, net as of December 31, 2020 and 2019 was:

	December 31,	December 31,
	2020	2019
Land	$8,085,860	$8,085,860
Building and improvements	30,556,682	30,556,682
Furniture, fixtures and equipment	16,161,638	16,081,600
	54,804,180	54,724,142
Less: accumulated depreciation	(29,516,690)	(28,146,143)
Real estate asset, net	$25,287,490	$26,577,999

Depreciation expense for the years ended December 31, 2020 and 2019 was $1,370,547 and $1,551,221, respectively.

5.	ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities as of December 31, 2020 and 2019 were:

	December 31,	December 31,
	2020	2019
Accrued real estate taxes	$842,614	$1,010,168
Accrued payroll and payroll taxes	242,966	225,531
Accrued interest payable	169,756	173,883
Other accrued liabilities	24,907	91,284
Accrued expenses and other liabilities	$1,280,243	$1,500,866

F-10

6.	NOTES PAYABLE

Debt balances and associated interest rates as of December 31, 2020 and 2019 were:

			Principal balance as of
	Interest Rate		December 31,	December 31,
	at December 31, 2020	Maturity Date	2020	2019
Promissory Notes Payable:
Courtyard Middleton	5.01%	March 1, 2024	$9,938,308	$10,146,047
Hilton Garden Inn Middleton	4.46%	August 11, 2024	10,459,219	10,678,486
Hilton Garden Inn Rockford	5.12%	January 1, 2024	12,215,044	12,486,564
Residence Inn Middleton	5.04%	February 1, 2024	11,616,709	11,981,341
Total notes payable			$44,229,280	$45,292,438

Principal maturities of notes payable are as follows:

Year Ending
2021	$1,172,431
2022	1,231,368
2023	1,293,277
2024	40,532,204
Total	$44,229,280

Accrued interest payable was $169,756 and $173,883 as of December 31, 2020 and 2019, respectively.

Principal payments on the notes payable were $1,063,158 and $1,033,189 for the years ended December 31, 2020 and 2019, respectively.

7.	CONCENTRATION OF RISK

Cash and cash equivalents

The Company, in the normal course of business, maintains checking and savings account balances that may exceed the Federal Deposit Insurance Corporation insurance coverage limit of $250,000 per depositor.

8.	COMMITMENTS AND CONTINGENCIES

Legal Matters

The Company is subject to certain claims and complaints that arise during the ordinary course of business. The Company is not aware of any claims or complaints that would have a significant effect on the financial position or results of operations of the Company if disposed of unfavorably.

9.	COVID-19

COVID-19 has had and continues to have a significant effect on the hospitality industry and the Company’s business. The effects of COVID-19, including government restrictions such as mandated closings of non-essential businesses and travel restrictions, have severely reduced overall lodging demand. Beginning in March 2020, the Company experienced a significant decline in occupancy and revenue per available room associated with COVID-19 throughout the Company’s hotel properties, which resulted in a decline in operating cash flow. The increase in vaccination rates across the country and the easing or removal of government restrictions, quarantining and “social distancing” mandates have resulted in increased travel and hospitality spending beginning in the second quarter of 2021. However, the seasonal decline in leisure travel following the holiday season and the delay in return of business travel, coupled with concerns over the spread of the Omicron variant, have reduced near-term demand.

F-11

10.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 9, 2022 which is the date the financial statements were available to be issued, and noted the following event that requires disclosure:

Sale of Company assets

On December 22, 2021, the Company sold its four hotel properties to wholly owned subsidiaries of AGREE Madison, LLC, which is a wholly owned subsidiary of Ault Global Real Estate Equities, Inc., which is a wholly owned subsidiary of Ault Alliance, Inc., which is a wholly owned subsidiary of BitNile Holdings, Inc., for an aggregate purchase price of $69,200,000.

F-12

Exhibit 99.2

INDEX TO FINANCIAL STATEMENTS

Madison Hotel Group

Combined Financial Statements

Unaudited Financial Statements for the Nine Months Ended September 30, 2021 and 2020
Combined Balance Sheets (Unaudited)	F-14
Combined Statements of Operations (Unaudited)	F-15
Combined Statements of Members’ Deficit (Unaudited)	F-16
Combined Statements of Cash Flows (Unaudited)	F-17
Notes to Combined Financial Statements (Unaudited)	F-18

F-13

MADISON HOTEL GROUP

 COMBINED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$2,176,292	$496,915
Restricted cash	4,756,136	5,259,818
Accounts receivable	421,928	238,814
Prepaid expenses and other assets	2,984,816	2,979,745
Real estate asset, net	24,708,224	25,287,490
Total assets	$35,047,396	$34,262,782
Liabilities and members’ deficit
Accounts payable	$360,318	$162,077
Accrued expenses and other liabilities	1,391,810	1,280,243
Notes payable	43,393,186	44,229,280
Due to affiliates	102,500	129,321
Total liabilities	45,247,814	45,800,921
Members’ deficit	(10,200,418)	(11,538,139)
Total liabilities and members’ deficit	$35,047,396	$34,262,782

Please see accompanying Notes to the Unaudited Combined Financial Statements.

F-14

MADISON HOTEL GROUP

COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Revenue:
Rooms	$8,336,001	$5,953,447
Food and beverage	399,226	368,339
Ancillary hotel	150,262	109,708
Total revenue	8,885,489	6,431,494
Operating expenses:
Hotel and restaurants operating expenses	4,369,440	3,581,355
Other operating expenses	2,678,953	2,497,500
Depreciation expense	794,060	1,037,779
Total operating expenses	7,842,453	7,116,634
Income (loss) from operations	1,043,036	(685,140)
Other income (expense):
Other income – government grant	959,542	-
Other expense, net	(70,440)	(69,497)
Interest expense	(1,624,417)	(1,671,871)
Total other expense)	(1,694,857)	(1,741,368)
Net income (loss)	$307,721	$(2,426,508)

Please see accompanying Notes to the Unaudited Combined Financial Statements.

F-15

MADISON HOTEL GROUP

 COMBINED STATEMENTS OF MEMBERS’ DEFICIT

(Unaudited)

Members’ Deficit
Members’ deficit at January 1, 2020	$(7,331,693)
Contributions from members	1,779,772
Distributions to members	(3,144,999)
Net loss	(2,426,508)
Members’ deficit at September 30, 2020	$(11,123,428)

Members’ Deficit
Members’ deficit at January 1, 2021	$(11,538,139)
Contributions from members	1,180,000
Distributions to members	(150,000)
Net income	307,721
Members’ deficit at September 30, 2021	$(10,200,418)

Please see accompanying Notes to the Unaudited Combined Financial Statements.

F-16

MADISON HOTEL GROUP

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net income (loss)	$307,721	$(2,426,508)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation expense	794,060	1,037,779
Changes in operating assets and liabilities:
Accounts receivable	(183,114)	(108,622)
Prepaid expenses and other assets	(5,071)	(33,973)
Accounts payable	198,241	(79,407)
Accrued expenses and other liabilities	111,567	(368,581)
Net cash provided by (used in) operating activities	1,223,404	(1,979,312)
Cash flows from investing activities
Additions to real estate asset	(214,794)	(78,998)
Net cash used in investing activities	(214,794)	(78,998)
Cash flows from financing activities
Repayment of notes payable	(836,094)	(788,671)
Proceeds from amounts due to affiliate	-	8,127
Repayment of amounts due to affiliate	(26,821)	-
Contributions from members	1,180,000	1,779,772
Distributions to members	(150,000)	(3,144,999)
Net cash provided by (used in) financing activities	167,085	(2,145,771)
Net increase (decrease) in cash, restricted cash and cash equivalents	1,175,695	(4,204,081)
Cash, restricted cash and cash equivalents at beginning of period	5,756,733	10,292,359
Cash, restricted cash and cash equivalents at end of period	$6,932,428	$6,088,278

Supplemental cash flow disclosure
Cash paid for interest	$1,628,577	$1,684,940
Cash paid for income taxes	$-	$-

Please see accompanying Notes to the Unaudited Combined Financial Statements.

F-17

MADISON HOTEL GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

(Unaudited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The financial statements within this report represent the combined results of:

•	Middleton Lodging Investors, LLC, a Wisconsin limited liability company founded in August 2002 and operating a 133-room Hilton Garden Inn located at 1801 Deming Street, Middleton, Wisconsin (the “Hilton Garden Inn Middleton”);

•	Rockford Lodging Investors II, LLC, a Wisconsin limited liability company founded in December 2005 and operating a 135-room Hilton Garden Inn located at 7605 Walton Street, Rockford, Illinois (the “Hilton Garden Inn Rockford”);

•	Mid Discovery Springs SPE Hotel, LLC, a Wisconsin limited liability company founded in January 2014 and operating a 136-room Courtyard by Marriott located at 2266 Deming Street, Middleton, Wisconsin (the “Courtyard Middleton”); and

•	MLI III SPE Hotel, LLC, a Wisconsin limited liability company founded in January 2014 and operating a 122-room Residence Inn by Marriott located at 8400 Market Street, Middleton, Wisconsin (the “Residence Inn Middleton”).

The companies above are together referred to as the “Company” or “Madison Hotel Group”. The Madison Hotel Group was under the common control of the North Central Group, Inc. and was subsequently sold as described in Note 8 – Subsequent Events.

Basis of preparation

The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and with the general instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by US GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary in order to make the financial statements not misleading have been included. Operating results for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future period. Accordingly, readers of these combined interim financial statements should refer to the Company’s audited financial statements prepared in accordance with US GAAP, and the related notes thereto, for the year ended December 31, 2020, as certain footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted from this report pursuant to the rules of the Securities and Exchange Commission.

Principles of consolidation

The combined financial statements include the accounts of the Courtyard Middleton, the Hilton Garden Inn Middleton, the Hilton Garden Inn Rockford, and the Residence Inn Middleton. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-18

Cash, restricted cash, and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less at date of acquisition to be cash equivalents.

Restricted cash consists of cash held in accounts specifically for future payments of interest and real estate taxes, reserves for replacement of furniture, fixtures and equipment and tenant security deposits for the residential apartment leases.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the combined statements of cash flows for the nine months ended September 30, 2021 and 2020:

	September 30,	September 30,
	2021	2020
Cash and cash equivalents	$2,176,292	$1,221,682
Restricted cash	4,756,136	4,866,596
Cash, restricted cash, and cash equivalents	$6,932,428	$6,088,278

Accounts receivable

Accounts receivable consist of primarily receivables due from corporate customers as a result of extended group room rentals. The Company also recognizes accounts receivable due from guests for extended stays where payment is not collected until check out. A provision for doubtful accounts is made when collection of receivables is considered doubtful.

Real estate asset, net

Costs associated with the acquisition, development, and construction of the hotel properties were capitalized in accordance with Accounting Standards Codification (“ASC”) 970-360-25, Real Estate Project Costs. Such costs include the acquisition of the land, old building and construction in progress costs, which include items such as land development, construction materials, construction labor and other project costs such as interest, insurance, real estate taxes, and legal fees.

Property and equipment, also included as part of the real estate asset, are recorded at cost, with depreciation being recognized over the assets’ estimated useful life on the straight-line basis as follows:

Years
Building and improvements	39
Land improvements	10-39
Furniture, fixtures, and equipment	7

Expenditures for major improvements and betterments are capitalized and minor repairs and maintenance are charged to expense as incurred.

Income taxes

Each Company is organized as a limited liability company and has elected to be treated as a partnership for federal and state income tax purposes. Accordingly, the members of each Company are taxed on their proportional share of such Company’s taxable income (loss). Therefore, no provision for federal and state corporate income taxes has been included in these combined financial statements.

The Company recognizes the tax benefits from uncertain tax positions that the entity has taken or expects to take on a tax return. In the unlikely event an uncertain tax position existed in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by a taxing authority. Reserves for uncertain tax positions would then be recorded if the Company determined it is probable position would not be sustained upon examination.

F-19

As of September 30, 2021, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authority. It is the Company’s policy to accrue any interest and penalties associated with its tax obligations when paid. There were no income tax related interest or penalties for the nine months ended September 30, 2021 or 2020.

Revenue recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer,

•	Step 2: Identify the performance obligations in the contract,

•	Step 3: Determine the transaction price,

•	Step 4: Allocate the transaction price to the performance obligations in the contract, and

•	Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company generates revenues from the real estate assets. The primary sources of revenue include room and food and beverage revenue from the Company’s hotels.

Rooms revenue represents revenue from the occupancy of our hotel rooms, which is driven by the occupancy and average daily rate charged. Rooms revenue includes revenue from guest no-shows, daily use, and early/late departure fees. The contracts for room stays with customers are generally short in duration and revenues are recognized as services are provided over the course of the hotel stay at the daily transaction price agreed under the contract.

Food and beverage revenue consists of revenue from the restaurants and lounges, in room dining and mini bars revenue, and banquet/catering revenue from group and social functions. Payment of the transaction price is due immediately when the customer purchases the goods and services. Therefore, revenue is recognized at a point in time when the physical possession has transferred to the customer.

The Company has not entered into any contract modifications yet, as it directly relates to reference rate reform.

2.	LIQUIDITY

The Company reported net income of $307,721 and a net loss of $2.4 million for the nine months ended September 30, 2021 and 2020, respectively. Net cash provided by operating activities for the nine months ended September 30, 2021 was $1.2 million, compared to net cash used by operating activities of $2.0 million for the nine months ended September 30, 2020. At September 30, 2021, the Company had outstanding borrowings of approximately $43.4 million.

3.	REAL ESTATE ASSET, NET

Real estate asset, net was:

	September 30,	December 31,
	2021	2020
Land	$8,085,860	$8,085,860
Building and improvements	30,686,811	30,556,682
Furniture, fixtures and equipment	16,246,303	16,161,638
	55,018,974	54,804,180
Less: accumulated depreciation	(30,310,750)	(29,516,690)
Real estate asset, net	$24,708,224	$25,287,490

F-20

Depreciation expense for the nine months ended September 30, 2021 and 2020 was $794,060 and $1,037,779, respectively.

4.	NOTES PAYABLE

Debt balances and associated interest rates as of September 30, 2021 were:

			Principal balance as of
	Interest Rate		September 30,	December 31,
	at September 30, 2021	Maturity Date	2021	2020
Promissory Notes Payable:
Courtyard Middleton	5.01%	March 1, 2024	$9,774,688	$9,938,308
Hilton Garden Inn Middleton	4.46%	August 11, 2024	10,286,469	10,459,219
Hilton Garden Inn Rockford	5.12%	January 1, 2024	12,002,383	12,215,044
Residence Inn Middleton	5.04%	February 1, 2024	11,329,646	11,616,709
Total notes payable			$43,393,186	$44,229,280

Principal maturities of notes payable are as follows:

Year Ending
2021 (October through December 2021)	$336,337
2022	1,231,368
2023	1,293,277
2024	40,532,204
Total	$43,393,186

Accrued interest payable was $160,604 and $169,756 as of September 30, 2021 and December 31, 2020, respectively.

5.	CONCENTRATION OF RISK

Cash and cash equivalents

The Company, in the normal course of business, maintains checking and savings account balances that may exceed the Federal Deposit Insurance Corporation insurance coverage limit of $250,000 per depositor.

6.	COMMITMENTS AND CONTINGENCIES

Legal matters

The Company is subject to certain claims and complaints that arise during the ordinary course of business. The Company is not aware of any claims or complaints that would have a significant effect on the financial position or results of operations of the Company if disposed of unfavorably.

7.	COVID-19

The novel strain of coronavirus and the disease it causes (“COVID-19”) has had and continues to have a significant effect on the hospitality industry and the Company’s business. The effects of COVID-19, including government restrictions such as mandated closings of non-essential businesses and travel restrictions, have severely reduced overall lodging demand. Beginning in March 2020, the Company experienced a significant decline in occupancy and revenue per available room associated with COVID-19 throughout the Company’s hotel properties, which resulted in a decline in operating cash flow. The increase in vaccination rates across the country and the easing or removal of government restrictions, quarantining and “social distancing” mandates have resulted in increased travel and hospitality spending beginning in the second quarter of 2021. However, the seasonal decline in leisure travel following the holiday season and the delay in return of business travel, coupled with concerns over the spread of the Omicron variant, have reduced near-term demand.

F-21

In August 2021, the Company received a $959,542 grant from the Wisconsin Department of Revenue as part of the Wisconsin Tomorrow Lodging Grant program that utilized Federal COVID relief funds from the American Rescue Plan Act. The proceeds from the grant are included in other income for the nine months ended September 30, 2021.

8.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 9, 2022 which is the date the financial statements were available to be issued, and noted the following event that requires disclosure:

Sale of Company assets

On December 22, 2021, the Company sold its four hotel properties to wholly owned subsidiaries of AGREE Madison, LLC, which is a wholly owned subsidiary of Ault Global Real Estate Equities, Inc., which is a wholly owned subsidiary of Ault Alliance, Inc., which is a wholly owned subsidiary of BitNile Holdings, Inc., for an aggregate purchase price of $69,200,000.

F-22